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                                                                   Exhibit 10.6

                               PIVOT CORPORATION
                           990 Avenue of the Americas
                            New York, New York 10018


                                                           April 28, 1992



Heller Financial, Inc.
101 Park Avenue
New York, New York 10178

Gentlemen:

     We shall, from time to time, request you to finance the purchase of merchandise by us by establishing Letters of Credit in favor of the sellers of such merchandise or by issuing your Guaranty of payment in favor of such seller or by honoring sight or term drafts drawn against you by the sellers of such merchandise. Moreover, when such merchandise is delivered to you for our account, we shall, from time to time, further request you, in your sole discretion, to deliver such merchandise to us in trust and pursuant to the Uniform Commercial Code, if applicable, for the purposes of manufacturing or resale, or both. In connection with any and all such transactions, we agree that the following terms and conditions shall apply:

1. We shall notify you, from time to time, that we intend to purchase merchandise and shall request that you finance the purchase of such merchandise by establishing Letters of Credit in favor of the sellers thereof or by issuing your Guaranty of payment in favor of such sellers or by agreeing to honor sight or term drafts drawn against you by the sellers of such merchandise. Within a reasonable time thereafter, you will advise the undersigned if you are willing to finance such purchases as aforesaid and the terms and conditions upon which you are willing to do so, it being understood and agreed that in all instances you shall have sole and complete discretion to determine whether or not or to what extent you are willing to assist in financing any such purchases of merchandise. If you are willing to finance any such purchases, you will establish a Letter of Credit, issue your Guaranty, or honor drafts as aforesaid, subject to whatever terms and conditions you may specify in any such Letters of Credit, Letters of Guaranty or other agreements.

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2.   We unconditionally agree to indemnify you and hold you harmless for any and all indebtedness, obligations and liabilities you may incur in connection with any Letters of Credit which you may establish or obtain for our account, or in connection with any Letters of Guaranty you may issue, all such indebtedness and obligations to be repaid to you on demand in United States currency.

3. You shall have the right at any time and without notice to us to charge to our account on your books the amount of any and all indebtedness paid or incurred by you in connection with any such Letters of Credit or Guaranty including, but without limitation, all amounts which may be charged to you by any bank or other financial institution issuing such Letters of Credit, bank charges, fees and commissions, duties and cost of insurance and such other charges and expenses including interest, attorneys' fees and collection charges which may pertain either directly or indirectly to such Letters of Credit or Guaranties, or to the merchandise referred to therein. We further agree that any debit balance which may exist in our account by virtue of the foregoing charges shall be repayable on demand.

4. We agree to hold you harmless for any errors or omission whether caused by you or otherwise, except those caused by your gross negligence, and our unconditional obligation to you hereunder shall not be modified or diminished for any reason.

5. You shall not be responsible for the existence, character, quality, conditions or value of the property purporting to be represented by documents; for the validity, sufficiency or genuineness of documents, even if such documents shall in effect prove to be in any or all respects invalid, insufficient, fraudulent or forged; for the time, place, manner or order in which shipments are made; for partial or incomplete shipments or failure or omission to ship any or all of the property referred to in the Letters of Credit or Guaranty; for any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property or the shipping thereof; for any breach of contract between the shipper or vendors or ourselves. We agree that any action taken by you under or in connection with the Letters of Credit or Letters of Guaranty or the related drafts, documents or property, if taken in good faith, shall be binding on us and shall not put you in any resulting liability to us, and in furtherance thereof, we hereby agree and waive notice of any extension of the maturity or time for payments or for presentation of drafts, acceptance or documents or any other modifications of the terms of the Letters of Credit or Guaranty.

6. We agree to procure promptly any necessary import or other licenses for the import of the property and to comply with all foreign and domestic governmental regulations in regard to the shipment of the property or the financing thereof, and to furnish such certificates in that respect as you may at anytime require. In this connection we warrant and represent that all shipments made under Letters of Credit or of Guaranty are in accordance with and are not prohibited by the governmental laws and regulations of the countries in which the

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     shipments originate or terminate. We assume all risks and liability for all present and future local, state or governmental taxes, levies or embargo of any country, state, city or other political sub-division wherein payments are to be made or where such drafts may be drawn, negotiated, accepted or paid; and assume all risk, liability and responsibility for any laws, customs and regulations which may be effective in the countries wherein payments are to be made or where such drafts are drawn, negotiated or paid.

7. We hereby grant to you a continuing security interest in all of our now owned and hereafter acquired imported inventory and further grant to you a security interest in and assign to you all of our right, title and interest in or to shipping documents, drafts, warehouse receipts, bills of lading and other documents or instruments with respect to such inventory, and the proceeds thereof, and the contract rights relating thereto as collateral security for all indebtedness, obligations, sums and liabilities (whether direct, absolute or contingent) now or hereafter owed by us to you, including, without limitation, pursuant to this Agreement or the Factoring Agreement between us. Until you are repaid, we agree to keep the merchandise adequately covered by insurance in companies, in amounts and under policies satisfactory to you but at our expense and to assign the policies or certificates of insurance to you or to make the loss or adjustment, if any, payable to you at your option and to furnish you, if so demanded, with evidence of acceptance of such assignment by the insurers.

8. All advances made by you hereunder shall bear interest at the rate set forth in the Factoring Agreement between us. If you, in your sole discretion shall deliver possession to us of any property shipped in accordance with your issuance of a Letter of Credit or a Guaranty such merchandise will continue to stand as security for the repayment of any of our obligations or liability to you resulting from such Letters of Credit or a Guaranty and we agree to hold such merchandise as Trustee, subject to the terms and provisions of the Uniform Commercial Code, if applicable, subject to the terms and provisions of this Agreement, and subject to the terms and provisions of any Uniform Commercial Code Financing Statements or other related documents issued by us to you, and we agree to execute such instruments and file such instruments as are deemed necessary or desirable by you in order that your security will not be impaired in any such transfer of possession.

9. Upon the sale by us of any such merchandise, the accounts receivable or other proceeds generated thereby shall be assigned and delivered to you and shall be applied to the payment of any obligations owing to you for which such merchandise or the documents representing same were standing at security before such sale, or to the payment of obligations owing by us to you.

10. In consideration of your assisting us in the financing of the purchase of merchandise as aforesaid, we agree to pay you all bank charges incurred or paid by you with respect to the Letters of Credit. In addition to such bank charges, we shall pay to you one-quarter of one (1/4%) percent of the face amount of each Letter of Credit or Guaranty upon your

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     opening of same and one quarter of one (1/4%) percent of their face amount for each month, or part thereof that said Letter of Credit or Guaranty is outstanding.

11. The following acts or occurrences shall constitute a default on our part under this Agreement:

          a. our failure to pay any amounts owing you when due or upon demand;

          b. our sale outside the ordinary course of business or pledge or attempted pledge of any merchandise entrusted to us;

          c. our removal, outside the normal course of business, of any merchandise entrusted to us from warehouse or from our premises without your prior written consent;

          d. our insolvency or suspension of business or the appointment of a receiver, trustee or custodian for us or for any of our property or our commission of any act of bankruptcy;

          e. our default under this Agreement or under any other agreement between us or under any of the terms or conditions of any Note, financing statement or other document given by us to you.

12. If we shall be in default under this Agreement, the Factoring Agreement or under any of the terms and conditions of any note, financing statement, agreement or other document given to you by us, then and in any such event, you may terminate this Agreement, demand payment from us of all sums owing to you and exercise any rights and remedies given you hereunder or under any such other documents or under the Uniform Commercial Code, if applicable. We hereby waive presentment, demand, protest and notice as to any instrument given to you hereunder and with respect to any notice to which we might otherwise be entitled. We expressly authorize you to take possession of any and all merchandise subject to your lien and to sell immediately without advertisement, and without notice to us, any and all such merchandise, whether it has arrived or will arrive, at private sale or at public auction, or at broker's board or otherwise at your option, at such times, at such places and for such prices, and upon such terms and conditions as you may deem proper, and to apply the net proceeds of such sales, after deducting the expenses thereof to our obligations and liability to you, and we agree to be responsible for any deficiency on demand. If any such sale be at broker's board or at public auction, you may yourself be a purchaser at such sale free from any right of redemption which we hereby expressly waive and release. In furtherance of such disposition of any such merchandise, we shall execute such power of attorney or other documents you may request. You shall be entitled to offset and apply to our indebtedness any sums or property of ours coming into your possession or to hold the same as

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     attachable security for any of our obligations to you no matter how arising and whether under this Agreement or otherwise. Your failure to exercise any rights hereunder shall not operate as a waiver of any of your rights and remedies contained in this Agreement or in any other agreement and all of such rights and remedies are cumulative and not alternative.

13. This Agreement constitutes our entire agreement and cannot be amended, except by a writing signed by the party to be charged. This Agreement shall be binding upon and inure to the benefit of our respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any portion of this Agreement shall be held to be illegal and unenforceable, the remainder of this Agreement shall, nevertheless, remain in full force and effect. This Agreement, on acceptance by you, shall continue in effect from year to year but may be determinated by either of us by giving to the other thirty (30) days prior written notice, but any such termination of this Agreement shall not terminate or otherwise affect any of our obligations to you theretofore and such obligation shall continue until our entire Indebtedness to you is paid in full.

                                       ACCEPTED: April 28, 1992

                                       PIVOT CORPORATION

                                       By: /s/ E. Kenneth Seiff
                                          --------------------------------
                                       Name: E. Kenneth Seiff
                                            ------------------------------
                                       Title: President
                                             -----------------------------


HELLER FINANCIAL, INC.

By: /s/ Kevin McGarry
   -------------------------------
Name: Kevin McGarry
     -----------------------------
Title: SVP
      ----------------------------

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